Exhibit 10.4

THIRD AMENDMENT TO LEASE
 (Redmond)

THIS THIRD AMENDMENT TO LEASE ("Third Amendment") is made and entered into as of _______________, 2017, by and between BRE WA OFFICE OWNER LLC, a Delaware limited liability company ("Landlord") and MICROVISION, INC., a Delaware corporation ("Tenant").

R E C I T A L S:

A. Carramerica Realty Operating Partnership, L.P., Delaware limited partnership ("Original Landlord") and Tenant entered into that certain Lease dated as of June 14, 2005 (the "Original Lease"), as amended by (i) that certain First Amendment to Lease dated as of June 1, 2006 ("First Amendment") by and between Original Landlord and Tenant, and (ii) that certain Second Amendment to Lease dated as of January 15, 2013 ("Second Amendment") by and between Arden Realty Limited Partnership, a Maryland limited partnership ("Successor Landlord") and Tenant, whereby Tenant leases certain office space located in that certain building located and addressed at 6244 185th Avenue NE, Redmond, Washington 98052 (the "Building"). The Original Lease, as amended by the First Amendment and Second Amendment, may be referred to herein as the "Lease." Landlord is the successor-in-interest to Successor Landlord.

B. By this Third Amendment, Landlord and Tenant desire to expand the Existing Premises (as defined below), extend the Extended Term (as defined in Section 3 of the Second Amendment) and to otherwise modify the Lease as provided herein.

C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Original Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T:

  The Existing Premises. Landlord and Tenant hereby agree that pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain office space in the Building containing 23,917 rentable square feet located on the first (1st) floor of the Building and known as Suite 100 (the "Existing Premises"), as outlined on Appendix "A" to the Original Lease.

  Expansion of the Existing Premises. That certain space located on the second (2nd) floor of the Building consisting of 7,225 rentable square feet designated as Suite 225, as outlined on the floor plan attached hereto as Exhibit "A" and made a part hereof, may be referred to herein as the "Expansion Space." Effective as of the date (the "Expansion Commencement Date"), which is the earlier of (i) the date Tenant commences business operations in the Expansion Space, or (ii) December 1, 2017, Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Space. Accordingly, effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Space. Landlord and Tenant hereby agree that such addition of the Expansion Space to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the number of rentable square feet leased by Tenant in the Building to a total of 31,142 rentable square feet. Effective as of the Expansion Commencement Date, all references to the "Premises" shall mean and refer to the Existing Premises as expanded by the Expansion Space.

  Extended Lease Term.

  3.1.   Third Amendment Extended Term. The New Expiration Date (as defined in Section 3 of the Second Amendment) shall be extended such that the Lease shall expire on the date ("Third Amendment Expiration Date") immediately preceding the 65th monthly anniversary of the Expansion Commencement Date; provided, however, that if the Expansion Commencement Date is a date other than the first (1st) day of a month, the Third Amendment Expiration Date shall be the last day of the month which is 65 months after the month in which the Expansion Commencement Date falls. The period from the Expansion Commencement Date through the Third Amendment Expiration Date specified above, shall be referred to herein as the "Third Amendment Extended Term." Tenant shall not have any right to extend the Lease beyond the Third Amendment Extended Term; consequently, Addendum 1 of the Original Lease shall be null and void.

  3.2.   Renewal Term. Tenant shall have the option to extend the Third Amendment Extended Term for one (1) period of five (5) years in accordance with, and subject to, Addendum 1 of the Original Lease; provided, however, that (i) all references in Addendum 1 to the "Termination Date" shall mean the Third Amendment Expiration Date (as defined in Section 3.1 above), and (ii) the reference to ninety-five percent (95%) in the first line of Section (A) of Addendum 1 shall be revised to one hundred percent (100%).

  Base Rent. Commencing on the Expansion Commencement Date and continuing through the Third Amendment Expiration Date, Tenant shall pay in accordance with the provisions of this Section 4, monthly Base Rent for the entire Premises as follows:

Months	Monthly Base Rent	Annual Base Rent Per Rentable Square Foot
1 - 12*	$51,903.33**	$20.00
13 - 29*	$53,460.43	$20.60
30 - 41	$55,069.44	$21.22
42 - 53	$56,704.39	$21.85
54 - 65	$58,417.20	$22.51

  *Commencing on the Expansion Commencement Date the Base Rent schedule in Section 4 of the Second Amendment is deleted in its entirety and is replaced with the Base Rent schedule above.

  **Plus any partial month at the beginning of the Third Amendment Extended Term and subject to abatement for the Expansion Space as described in Section 5 below.

  Rental Abatement. Notwithstanding anything to the contrary contained in the Lease or in this Third Amendment, and provided that Tenant faithfully performs all of the terms and conditions of the Lease, as amended by this Third Amendment, Landlord hereby agrees to abate Tenant's obligation to pay monthly Base Rent for the Expansion Space only for the first four (4) months of the Third Amendment Extended Term. During such abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under the Lease, as amended by this Third Amendment; provided, however, Landlord hereby agrees to abate Tenant's obligation to pay its Operating Costs Share Rent and Tax Share Rent for the Expansion Space only for the first three (3) months of the Third Amendment Extended Term. In the event of a default by Tenant under the terms of the Lease, as amended by this Third Amendment, that results in early termination pursuant to the provisions of Section 13 of the Original Lease, then as a part of the recovery set forth in Section 13 of the Original Lease, Landlord shall be entitled to the recovery of the monthly Base Rent and Operating Costs Share Rent and Tax Share Rent that was abated under the provisions of this Section 5. The amount of Base Rent and Tenant's Operating Costs Share Rent and Tax Share Rent to be abated pursuant to this Section 5 may be referred herein as "Abated Rent Amount." Notwithstanding the foregoing or anything to the contrary contained herein, upon written notice to Tenant, Landlord shall have the option to purchase all or any portion of Tenant's Abated Rent Amount by paying such amount to Tenant, in which case the amount so paid to Tenant shall nullify an equivalent amount of abatement of Tenant's Base Rent and Tenant's Operating Costs Share Rent and Tax Share Rent for the Expansion Space as to the period so designated by Landlord in Landlord's written notice to Tenant.

  Tenant's Proportionate Share. Effective as of the Expansion Commencement Date and continuing throughout the Third Amendment Extended Term, (i) Tenant's Proportionate Share of Operating Costs Share Rent and Tax Share Rent for the Premises shall be increased to 64.5510%; provided, however, that due to the abatement described in Section 5 above, Tenant shall pay Tenant's Proportionate Share of Operating Costs Share Rent and Tax Share Rent for the first three (3) months of the Third Amendment Extended Term with a Proportionate Share of 49.5751%.

  Refurbishment Allowance. Tenant shall be entitled to further renovate the Premises in accordance with this Section 7. In connection therewith, Tenant shall be entitled to a tenant refurbishment allowance (collectively, the "Refurbishment Allowance") in the amount of $711,782.00 (based on $29.00 per rentable square foot of the Expansion Space plus $21.00 per rentable square foot of the Existing Premises) for the costs relating to the design and construction of renovations to the tenant improvements in the Expansion Space and/or the Existing Premises that are to be permanently affixed to the Expansion Space and/or the Existing Premises (such renovations may be collectively referred to herein as the "Refurbishment Improvements") and the other Refurbishment Allowance Items described below.

  7.1.   Refurbishment Allowance Items. The Refurbishment Allowance shall be disbursed by Landlord for the following items and costs only (collectively the "Refurbishment Allowance Items"): (a) payment of the fees of the architect and engineer(s) retained by Tenant (if any), and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the review of the plans and specifications prepared for the Refurbished Improvements ("Refurbishment Drawings"), (b) the payment of plan check, permit and license fees relating to construction of the Refurbished Improvements (Landlord or the general contractor shall submit for such permits and licenses), (c) the cost of construction of the Refurbished Improvements including, without limitation, testing and inspection costs, trash removal costs, and contractors' fees and general conditions, (d) the cost of any changes in the Building when such changes are required by the Refurbishment Drawings or the Refurbished Improvements, such cost to include all architectural and/or engineering fees and expenses incurred in connection therewith, and (e) a coordination fee to Landlord in the amount of 3% of the cost of design and construction of the Refurbished Improvements, and (f) the cost of furniture, trade fixtures, equipment, moving costs and cabling for the Premises and, upon prior written notice to Landlord, as a credit toward monthly Base Rent for the Premises (collectively, the "Miscellaneous Items"), provided that the maximum amount of the Refurbishment Allowance which may be applied to Miscellaneous Items under this Section 7.1(f) shall be $280,278.00 (based on $9.00 per rentable square foot of the Premises).

  7.2.   Refurbishment Drawings. To the extent necessary based on the scope of the Refurbished Improvements, Tenant shall retain an architect/space planner reasonably approved by Landlord (the "Architect") to prepare any necessary Refurbishment Drawings for the Refurbished Improvements. If necessary (as determined by Landlord in its reasonable discretion), Tenant shall also retain the engineering consultants reasonably approved by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC and life safety work of the Refurbished Improvements. Any Refurbishment Drawings shall be subject to Landlord's approval, which approval shall not unreasonably withheld.

  7.3.   Contractor. The contractor which shall construct the Improvements shall be a contractor selected pursuant to the following procedure. Initially, the Refurbishment Drawings shall be submitted by Landlord to a general contractor mutually agreed upon by Landlord and Tenant. Landlord will request that such general contractor submit a bid to Landlord. Upon receipt of such bid, Landlord and Tenant shall make a determination as to whether such general contractor's bid is fair and reasonable considering overall cost and ability to meet Landlord's construction schedule. If the parties do agree to retain such general contractor, such general contractor shall be required to submit all subcontracts to a competitive bidding process to at least three (3) subcontractors. If the parties are not able to agree upon a single general contractor, or if the mutually agreed upon general contractor's bid is not considered fair and reasonable, then the Refurbishment Drawings shall be submitted by Landlord to three (3)

  general contractors selected by Landlord and reasonably approved by Tenant. Each such contractor shall be invited to submit a sealed, fixed price contract bid (on such bid form as Landlord shall designate) to construct the Refurbished Improvements. Each contractor shall be notified in the bid package of the time schedule for construction of the Refurbished Improvements. The subcontractors utilized by the Contractor shall be subject to Landlord's reasonable approval and the bidding instructions shall provide that as to work affecting the structure of the Building and/or the systems and equipment of the Building, Landlord shall be entitled to designate the subcontractors. The bids shall be submitted promptly to Landlord and a reconciliation shall be performed by Landlord to adjust inconsistent or incorrect assumptions so that a like-kind comparison can be made and a low bidder determined. Landlord shall select the contractor based on overall cost, reputation, and ability to meet Landlord's construction schedule. The general contractor selected pursuant to this Section 7.3 shall be retained by Landlord and may be referred to herein as the "Contractor".

  7.4.   Cost of the Refurbished Improvements. After the Refurbishment Drawings are approved by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Refurbishment Drawings, which cost proposal shall include, as nearly as possible, all costs to be incurred in connection with the construction of the Refurbished Improvements (the "Cost Proposal"). Tenant shall approve and deliver the Cost Proposal to Landlord prior to commencement or construction. In the event the cost of design and construction or the Refurbished Improvements and the other Refurbishment Allowance Items exceeds the Refurbishment Allowance, Tenant shall deliver to Landlord, within ten (10) days after invoicing, an amount (the "Over-Allowance Amount") equal to the difference between (a) the total cost of design and construction of the Refurbished Improvements and the other Refurbishment Allowance Items and (b) the amount of the Refurbishment Allowance. In no event shall Tenant be entitled to any credit for any portion or the Refurbishment Allowance not used or applied by March 31, 2018.

  7.5.   Completion of the Refurbished Improvements. Tenant acknowledges that the Refurbished Improvements will be constructed in the Existing Premises during the current Extended Term, that certain inconveniences may be associated with such construction, but that Tenant shall not be entitled to any abatement of rent nor shall Tenant he deemed to be constructively evicted from the Premises as a result of such construction. Except as specifically set forth in this Section 7, Tenant hereby agrees to accept the Premises in its "as-is" condition and Tenant hereby acknowledges that Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises.

  Letter of Credit. Section 8 of the Second Amendment shall remain in full force and effect during the Third Amendment Extended Term; provided, however (i) all references to the "Second Amendment" shall mean and refer to the Third Amendment, (ii) all references to the "Extended Term" shall mean and refer to the Third Amendment Extended Term, and (iii) Section 8.2(B)(2) shall be deleted in its entirety and replaced with the following: "to reimburse Landlord for costs incurred by Landlord in connection with the Lease (as amended) (including, without limitation, the unamortized portion or the Refurbishment Allowance provided under the Third Amendment, brokerage commissions and attorneys' fees calculated over a forty-eight (48) month amortization period commencing as of February 1, 2019)."

  Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Third Amendment other than Washington Partners Corporate Real Estate, Inc. (representing Tenant) and Broderick Group (representing Landlord), each of whom shall be compensated by Landlord pursuant to a separate agreement. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder's fee by any other person or entity who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this Third Amendment.

  Defaults. Tenant hereby represents and warrants to Landlord that, as of the date of this Third Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

  No Further Modification. Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Space and shall remain unmodified and in full force and effect. Effective as of the Expansion Commencement Date, all references to the "Lease" shall refer to the Lease as amended by this Third Amendment.

IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

"LANDLORD"	BRE WA OFFICE OWNER LLC, a Delaware limited liability company By: ______________________________ Print Name: ________________________ Its: ______________________________

"TENANT"

MICROVISION, INC.,
a Delaware corporation

By: ______________________________
Print Name: ________________________
Title: ______________________________

By: ______________________________
Print Name: ________________________
Title: ______________________________

STATE OF WASHINGTON COUNTY OF ___________________________	) ) )

I certify that I know or have satisfactory evidence that _____________________________________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the __________________________ of ________________________________________________________ to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: _______________________

(Seal or stamp)

____________________________________
(Signature)

____________________________________
(Name legibly printed or stamped)

Notary Public in and for the State of Washington
residing at ______________________________________
___________________________________________________
My appointment expires _____________________________

STATE OF WASHINGTON COUNTY OF ___________________________	) ) )

I certify that I know or have satisfactory evidence that _____________________________________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the __________________________ of ________________________________________________________ to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: _______________________

(Seal or stamp)

____________________________________
(Signature)

____________________________________
(Name legibly printed or stamped)

Notary Public in and for the State of Washington
residing at ______________________________________
___________________________________________________
My appointment expires _____________________________

STATE OF ________________________ COUNTY OF ________________________	) ) )

I certify that I know or have satisfactory evidence that _____________________________________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the __________________________ of ________________________________________________________ to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: _______________________

(Seal or stamp)

____________________________________
(Signature)

____________________________________
(Name legibly printed or stamped)

Notary Public in and for the State of Washington
residing at ______________________________________
___________________________________________________
My appointment expires _____________________________

EXHIBIT "A"

OUTLINE OF EXPANSION SPACE

This Exhibit "A" is provided for informational purposes only and is intended to be only an approximation of the layout of the Expansion Space and shall not be deemed to constitute any representation by Landlord as to the exact layout or configuration of the Expansion Space.

EXHIBIT "A"